INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statment of Speedway Motorsports, Inc. on Form S-8 of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 31, 1998